Exhibit 5.1
June 19, 2006
American Medical Systems Holdings, Inc.
10700 Bren Road West
Minnetonka, MN 55343
Re: American Medical Systems Holdings, Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3, filed or to be filed by American Medical Systems Holdings, Inc., a Delaware corporation (the “Company”), and the Company’s subsidiary guarantors (the “Subsidiary Guarantors”) with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder, of an indeterminate amount of the Company’s debt securities (the “Debt Securities”), and shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”). The Debt Securities and the Common Stock are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”). The Debt Securities may be senior subordinated debt securities (the “Senior Subordinated Debt Securities”), senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”).
The Senior Subordinated Debt Securities are to be issued pursuant to a Senior Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the “Senior Subordinated Indenture”), to be entered into between the Company and U.S. Bank National Association, as Trustee. The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which has been filed as an exhibit to the Registration Statement (the “Senior Indenture”), to be entered into between the Company and U.S. Bank National Association, as Trustee. The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the “Subordinated Indenture,” together with the Senior Subordinated Indenture and the Senior Indenture, the “Indentures”), to be entered into between the Company and U.S. Bank National Association, as Trustee. Each such Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series. The shares of Common Stock may be sold pursuant to an Underwriting Agreement (Common Stock) (the “Common Stock Underwriting Agreement”) and the Debt Securities may be sold pursuant to an Underwriting Agreement (Debt Securities) (the “Debt Securities Underwriting Agreement”), in substantially the respective forms to be filed as exhibits to, or incorporated by reference in, the Registration Statement. The Debt Securities are to be issued in the forms included in the Indentures filed as exhibits to the Registration Statement.
The Senior Subordinated Securities may be guaranteed by each of the Subsidiary Guarantors pursuant to guarantees the form of which is included in the Senior Subordinated Indenture (each, a “Guarantee”). The Registration Statement also covers issuance of the Guarantees by each of the Subsidiary Guarantors of the Senior Subordinated Securities.

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a prospectus supplement will have been filed with the Securities and Exchange Commission describing the securities offered thereby; (f) all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any securities issuable upon conversion, exchange, redemption or exercise of any securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (i) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s Charter Documents and not otherwise reserved for issuance.
We are opining herein as to the effect of the subject transaction only of the General Corporations Law of the State of Delaware and, with respect to our opinions set forth in paragraphs 1, 2, 3 and 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws. For purposes of our opinions herein, we have assumed, without independent investigation, that the internal laws of the State of New York are identical in all relevant respects to the laws of the State of Minnesota.
Based on such examination, we are of the opinion that:
1. When the issuance of Senior Subordinated Securities has been duly authorized by appropriate corporate action and the Senior Subordinated Securities, in the form included in the Senior Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Senior Subordinated Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board of Directors of the Company (the “Board”), the Senior Subordinated Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Subordinated Indenture.
2. When the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities, in the form included in the Senior Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Senior Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.
3. When the issuance of Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities, in the form included in the Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Subordinated Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.
4. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities, and the shares of Common Stock have been duly issued, sold and delivered in accordance with the Common Stock Underwriting Agreement, the applicable definitive purchase agreement or other similar agreement approved by or on behalf of the Board, the shares of Common Stock will be legally issued, fully paid and nonassessable.
5. When the issuance of Guarantees has been duly authorized by appropriate corporate action of the respective Subsidiary Guarantors, and the Guarantees, in the form included in the Senior Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered by the respective Subsidiary Guarantor in accordance with the Senior Subordinated Indenture, the Guarantees will be legal, valid and binding obligations of the applicable Subsidiary Guarantor, entitled to the benefits of the Senior Subordinated Indenture.
Our opinion that any document is legal, valid and binding is qualified as to:
     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
     (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and
     (c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.
We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours, OPPENHEIMER WOLFF & DONNELLY LLP
/s/ Oppenheimer Wolff & Donnelly LLP